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                                                                  EXHIBIT 23.3


                         CONSENT OF FINANCIAL ADVISORS


     We hereby consent to the inclusion of our Fairness Opinion issued to the Board of Directors of Mutual Savings Bank in the Pre-effective Amendment No. 1 to Form S-4 of American National Bankshares, Inc. included as Appendix III to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement and references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                              BAXTER FENTRISS AND COMPANY


                              /s/ BAXTER FENTRISS AND COMPANY
                              ------------------------------------------

Richmond, Virginia
February 1, 1996